EXHIBIT 99.1

HealthTronics, Inc. Announces Second Quarter Results Earnings Grow Significantly Over Second Quarter of 2007

AUSTIN, Texas, August 7, 2008 (BUSINESS WIRE) -- HealthTronics, Inc. (NASDAQ:HTRN), a leading provider of Urology services and products, today announced its financial results for the second quarter ended June 30, 2008.

Second Quarter 2008

Revenue from continuing operations for the second quarter 2008 totaled $42.6 million, up from $35.6 million in the second quarter of 2007. The Company's net income from continuing operations for the second quarter of 2008, in accordance with generally accepted accounting principles ("GAAP"), totaled $710,000 or $0.02 per diluted share, which compares to $317,000 or $0.01 per diluted share in the second quarter of 2007. The Company’s non-GAAP net income for the second quarter 2008 totaled $0.04 per diluted share, which excludes non-cash stock-based compensation expense and was up from the $0.02 per diluted share for the second quarter of 2007.

The Company's adjusted EBITDA from continuing operations for the second quarter 2008 was $5.8 million, which compares to $4.2 million in the second quarter of 2007, an increase of 38 percent. The increase was due primarily to revenue growth from the Urology Services division and cost reductions implemented during 2007.

Urology Services

Urology Services division revenue for the second quarter of 2008 was $37.9 million, up 23 percent from the $30.8 million recorded in the second quarter of 2007. Urology Services division growth was driven by the acquisition of Advanced Medical Partners, Inc. Same store partnership revenue in the second quarter 2008 was consistent with the second quarter 2007. Divisional adjusted EBITDA was $5.4 million compared to $5.0 million in the second quarter of 2007.

Medical Products

Medical Products division revenue for the second quarter of 2008 was $4.6 million which was consistent with the second quarter of 2007. The ClariPath pathology laboratory’s revenue increased 30 percent and service maintenance gross revenue, before intercompany eliminations, grew 27 percent from the second quarter of 2007. Manufacturing revenue decreased compared to the second quarter of 2007 due to a lower number of devices sold in the second quarter of 2008. Divisional adjusted EBITDA was $2 million in the second quarter of 2008, which compared to $437,000 in the second quarter of 2007. Medical Products division earnings growth resulted from revenue increases at both the ClariPath laboratory, the service and maintenance business, and cost reductions implemented during 2007.

Business Outlook

James Whittenburg, President and Chief Executive Officer commented, “We are pleased with our financial results in the second quarter as we continue to experience growth in all aspects of the business. We strive to be the premier company in the urology market and as part of that we have been active on many fronts this year. The past few quarters were particularly busy as we cultivated our business through internal initiatives and opportunistic acquisitions. Simultaneous with our efforts to grow the business through acquisitions, our historical businesses remain strong and our quarterly results continue to be sequentially positive.”

Mr. Whittenburg continued, “We have demonstrated positive quarter over quarter revenue and adjusted EBITDA growth for six consecutive quarters. This trend should continue with further enhancement of our services and successful execution our business development and M&A strategies.”

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Conference Call and Webcast:

Management of HealthTronics will host a conference call the afternoon of Thursday, August 7, 2008 at 5:00 pm EDT. Interested parties may participate in the call by dialing 1-877-879-6209 (International callers dial 1-719-325-4842) and ask for the "HealthTronics Q2 2008 Earnings Call" (confirmation code: 8061433). Please call in 10 minutes before the call is scheduled to begin. The conference call will also be web cast live via the Investors section of HealthTronics' web site at www.healthtronics.com. To listen to the live web cast, go to the web site at least 10 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the HealthTronics web site.

About HealthTronics, Inc.

HealthTronics is a premier urology company providing an exclusive suite of healthcare services and technology including urologist partnership opportunities, surgical and capital equipment, maintenance services offerings, and anatomical pathology services. For more information, visit www.healthtronics.com

HealthTronics’ use of Non GAAP Financial Measures:

This press release includes financial measures for net income (loss), net income (loss) from continuing operations, and related per share amounts that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding certain charges, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results, to competitors’ operating results, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance. The Company believes these non-GAAP financial measures are useful to decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in it financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided in the financial statements attached to this press release.

EBITDA and Adjusted EBITDA: HealthTronics has presented EBITDA and Adjusted EBITDA amounts, which are non-GAAP financial measures. In the SEC filings, HealthTronics has reconciled such amounts to their most directly comparable financial measure calculated in accordance with GAAP, which is HealthTronics’ net income. HealthTronics believes that its presentations of EBITDA and Adjusted EBITDA are important supplemental measures of operating performance to its investors.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure of performance which HealthTronics believes, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of HealthTronics’ operating results before the impact of investing and financing transactions and income taxes. HealthTronics does not subtract minority interest expense when calculating EBITDA; however, HealthTronics does adjust for minority interest expense and refers to this measure as “Adjusted EBITDA”. Minority interest is a GAAP measure intended to reflect our partner’s share of our consolidated net income and not our partner’s share of our consolidated EBITDA. For example, calculation of minority interest expense does not include adjustments for depreciation, amortization, taxes or interest. As a result, our partners’ share of consolidated EBITDA may not, in a given reporting period, equal the deduction for minority interest expense used in arriving at Adjusted EBITDA. HealthTronics has historically reported Adjusted EBITDA to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting. Adjusted EBITDA is among the more significant factors in management’s internal evaluation of total company performance. Adjusted EBITDA is also widely used by HealthTronics management in the annual budgeting process. HealthTronics believes these measures continue to be used by investors and creditors in their assessment of HealthTronics’ operational performance and the valuation of the company.

EBITDA and Adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income, operating income, a liquidity measure, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA and Adjusted EBITDA reflect additional ways of viewing HealthTronics’ operations that HealthTronics believes, when viewed with its GAAP results and the reconciliations to the corresponding GAAP financial measures provide a more complete understanding of factors and trends affecting HealthTronics’ business than could be obtained absent this disclosure.

Cautionary Language: Statements by the Company’s management made in this press release that are not strictly historical, including statements regarding plans, objective and future financial performance, are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although HealthTronics believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from HealthTronics’ expectations include, among others, the existence of demand for and acceptance of HealthTronics’ services, regulatory approvals, economic conditions, the impact of competition and pricing, financing efforts and other factors described from time to time in HealthTronics’ periodic filings with the Securities and Exchange Commission.

CONTACT:
HealthTronics, Inc.
Ross Goolsby, Senior Vice President and Chief Financial Officer

ross.goolsby@healthtronics.com
(512) 314-4554
www.healthtronics.com

HEALTHTRONICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

($ in thousands, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Urology Services	$37,865	$30,836	$67,415	$59,221
Medical Products	4,584	4,586	8,831	8,825
Other	131	141	288	268

Total revenue	42,580	35,563	76,534	68,314

Cost of services and general and administrative expenses:
Urology Services	17,399	13,281	30,390	26,966
Medical Products	1,736	2,839	3,913	5,243
Selling, general & administrative	5,269	4,593	9,586	8,907
Depreciation and amortization	3,069	2,776	5,697	5,592

	27,473	23,489	49,586	46,708

Operating income	15,107	12,074	26,948	21,606
Other income (expenses):
Interest and dividends	101	311	292	588
Interest expense	(246)	(212)	(409)	(448)

	(145)	99	(117)	140

Income from continuing operations before provision
for income taxes and minority interest	14,962	12,173	26,831	21,746
Minority interest in consolidated income	13,781	11,275	24,828	20,784
Provision for income taxes	471	581	841	566

Income from continuing operations	710	317	1,162	396
Loss from discontinued operations, net of tax	--	(138)	--	(247)

Net income	$710	$179	$1,162	$149

Basic earnings per share:
Income from continuing operations	$0.02	$0.01	$0.03	$0.01
Loss from discontinued operations	--	--	--	(0.01)

Net income	$0.02	$0.01	$0.03	$--

Weighted average shares outstanding	37,059	35,425	36,242	35,416

Diluted earnings per share:
Income from continuing operations	$0.02	$0.01	$0.03	$0.01
Loss from discontinued operations	--	--	--	(0.01)

Net income	$0.02	$0.01	$0.03	$--

Weighted average shares outstanding	37,165	35,426	36,295	35,422

HealthTronics, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited)

($ in thousands)	June 30, 2008	December 31, 2007
ASSETS
Total current assets	$68,717	$74,214
Property and equipment, net	31,151	33,019
Goodwill	233,244	217,505
Other assets	12,251	11,318

	$345,363	$336,056

LIABILITIES
Total current liabilities	$17,779	$17,692
Long-term debt, net of current portion	3,206	4,194
Other long-term liabilities	31,423	30,099

Total liabilities	52,408	51,985
Minority interest	40,831	41,653
Total stockholders' equity	252,124	242,418

	$345,363	$336,056

HealthTronics, Inc. and Subsidiaries Supplemental Financial Information Continuing Operations For the Periods Ended June 30, 2008 and 2007 Unaudited In thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Summary of Results from Operations
Revenues	$42,580	$35,563	$76,534	$68,314
EBITDA(a)	$19,622	$15,524	$34,810	$28,537
Adjusted EBITDA(a)	$5,841	$4,249	$9,982	$7,753
Net Income from Continuing Operations	$710	$317	$1,162	$396
Net Income	$710	$179	$1,162	$149
EPS from Continuing Operations	$0.02	$0.01	$0.03	$0.01
EPS	$0.02	$0.01	$0.03	$--
Number of Shares	37,165	35,426	36,295	35,422
Segment Information
Revenues:
Urology Services	$37,865	$30,836	$67,415	$59,221
Medical Products	$4,584	$4,586	$8,831	$8,825
Adjusted EBITDA(a):
Urology Services	$5,419	$5,030	$9,610	$8,965
Medical Products	$2,021	$437	$3,498	$1,136
Other Information:
Cashflow from Operations	$18,040	$15,716	$34,114	$27,098
Net Draws (Payments) on Senior Credit Facility	$--	$--	$--	$--
Net Debt	$(11,115)	$(8,969)	$(11,115)	$(8,969)

(a) See accompanying reconciliation of EBITDA and Adjusted EBITDA

HealthTronics, Inc. and Subsidiaries Non-GAAP Financial Measures Reconciliation of EBITDA and Adjusted EBITDA Continuing Operations For the Periods Ended June 30, 2008 and 2007 Unaudited In thousands

	Three Months Ended June 30,		Six Months Ended June 30,
Consolidated	2008	2007	2008	2007
Income from Continuing Operations	$710	$317	$1,162	$396
Add Back(deduct):
Provision for income taxes	471	581	841	566
Interest expense	246	212	409	448
Depreciation and amortization	3,069	2,776	5,697	5,592
Restructuring costs	(142)		(36)
Stockbased compensation costs	1,487	363	1,909	751

Adjusted EBITDA	5,841	4,249	9,982	7,753
Add Back:
Minority interest expense	13,781	11,275	24,828	20,784

EBITDA	$19,622	$15,524	$34,810	$28,537

Urology Services Segment
Revenues	$37,865	$30,836	$67,415	$59,221
Expenses:
Cost of Services	(18,716)	(14,661)	(33,132)	(29,677)
Other Income (Expenses)	70	136	184	234

EBITDA	19,219	16,311	34,467	29,778
Minority interest expense	(13,800)	(11,281)	(24,857)	(20,813)

Adjusted EBITDA	$5,419	$5,030	$9,610	$8,965

Medical Products Segment
Revenues	$4,584	$4,586	$8,831	$8,825
Expenses:
Cost of Services	(2,593)	(4,167)	(5,384)	(7,738)
Other Income (Expenses)	12	12	23	21

EBITDA	2,003	431	3,470	1,108
Minority interest expense	18	6	28	28

Adjusted EBITDA	$2,021	$437	$3,498	$1,136